Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Series A Common Stock

of

Warner Bros. Discovery, Inc.

Pursuant to the Offer to Purchase

Dated December 8, 2025 of

Prince Sub Inc.,

a wholly-owned subsidiary of

Paramount Skydance Corporation

This form, or a substantially equivalent form, must be used to accept the Offer (as defined herein) if the certificates for shares of Series A Common Stock, par value $0.01 per share Warner Bros. Discovery, Inc., and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered or transmitted by e-mail or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Equiniti Trust Company, LLC

If delivering by express mail, courier, or other expedited service: Equiniti Trust Company, LLC 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120 Attn: Onbase - Reorganization Department	By mail: Equiniti Trust Company, LLC Operations Center Attn: Onbase - Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120

The Information Agent for the Offer is:

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Stockholders and All Others Call Toll-Free: (844) 343-2621

The Dealer Managers for the Offer are:

BofA Securities, Inc. Bank of America Tower One Bryant Park New York, New York 10036 Call Toll-Free: (888) 803-9655	Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 Call Toll-Free: (877) 531-8365

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Prince Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Paramount Skydance Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 8, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related letter of transmittal that accompanies the Offer to Purchase (as it may be amended or supplemented from time to time, the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares indicated below of Series A Common Stock, par value $0.01 per share (the “Shares”), of Warner Bros. Discovery, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

(Signature(s))

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees: (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act; (ii) that such tender of the Shares complies with Rule 14e-4 under the Exchange Act; and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within one Nasdaq trading day of the date hereof. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name)

(Area Code and Telephone Number)

Dated: , 20 .

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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